QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.4

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
of
TA I LIMITED

1.	The Company's name is "TA I Limited".
2.	The Company's registered office is to be situated in England and Wales.
3.	The Company's objects are:
(A)	(i)
To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.
(ii)
To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.
(iii) To carry on the business in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.
(B)
To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.
(C)
To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 3, or which may be required by persons having, or about to have, dealings with the Company.

(D)	To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.
(E)	To enter into contracts, agreements and arrangements with any persons for the carrying our by that person on behalf of the Company of any object for which the Company is formed.
(F)
To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.
(G)
To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.
(H)
To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d'invention, licence secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.
(I)
To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person's shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.
(J)
To lend money to, subside and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.
(K)
To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money (including, without limitation, capital, principal, premiums, dividends, interests, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company's holding company, the Company's subsidiary, a subsidiary of the Company's holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company's undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) "guarantee" includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L)
To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, and for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for, and otherwise acquire all or any part of the shares or other securities of a body corporate.
(M)
To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.
(N)
To remunerate any person for services rendered or to be rendered to the Company, including without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.
(O)	To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.
(P)	To receive money on deposit on any terms the directors think fit.
(Q)	To invest and deal with the Company's money and funds in any way the directors think fit.
(R)	To lend money and give credit with or without security.
(S)
To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company's property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.
(T)
To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.
(U)
To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.
(V)	To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.
(X)
To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account and otherwise deal with all or any part of the property and rights of the Company.
(Y)
To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting an making of prizes, rewards and donations.
(Z)
To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associate with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any other person (including any director or former director) who may have been employed by or provide services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.
(AA)
To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, and subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.
(BB)
To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company's interests.
(CC)
To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD)
To distribute among the shareholders in specie any of the Company's property and any proceeds of sale or disposal of any of the Company's property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.
(EE)
To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.
(FF)	To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.
(GG)
Subject to the Act, to give (whether directly or indirectly) any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any purpose specified in section 151(1) or section 151(2) of the Act.
(HH)	To do all or any of the things provided in any paragraph of clause 3:
(i) in any part of the world;
(ii) as principal, agent, contractor, trustee or otherwise;
(iii) by or through trustees, agents, subcontractors or otherwise; and
(iv) alone or with another person or persons.
(II)	To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company's objects, or the exercise of all or any of its powers.
(JJ)
The objects specified in each paragraph of clause 3 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 3 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.
(KK)	In clause 3, a reference to:
(i) a "person" includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;
(ii) the "Act" is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and
(iii) a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act.
4.	The liability of the members is limited.
5.
The Company's authorised share capital at the date of adoption of this memoramdum is £400,000,000 divided into 3,900,000,000 ordinary shares of 10 pence each ("Ordinary Shares" and 100,000,000 Management Ordinary Shares of 10p each. *

        I, being the sole subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and I agree to take the number of shares in the capital of the company shown opposite my name.

NAME AND ADDRESS OF SUBSCRIBER	Number of shares taken by the sole Subscriber

ANGELA ORBAN For and on behalf of Clifford Chance Nominees Limited 200 Aldersgate Street London EC1A 4JJ	ONE

DATED the 15th day of June 1998
WITNESS to the above Signature
DENISE WARD 200 Aldersgate Street London EC1A 4JJ

*
On 10 August 1998 each of the ordinary shares of £1 each in the capital of the Company was divided into 10 ordinary shares of 10p each and the authorised share capital of the Company was increased from £100 to £200,000,000 by the creation of 199,999,900 9.375% convertible cumulative redeemable preference shares at a redemption value of £1 per share.

  On 8 September 1998 the authorised share capital of the Company was increased from £200,000,000 to £400,000,000 by the creation of 2,000,000,000 ordinary shares of 10 pence each.

  On 13 September 1998 the Company's authorised share capital was reduced to £200,000,100 by cancelling the existing class of 9.375% convertible cumulative redeemable preference shares of £1 each. In addition, on the same date the Company's authorised share capital was increased from £200,000,100 to £400,000,000 by the creation of 199,999,900 convertible cumulative preference shares at a redemption value of £1 per share.

  On 23 December 1998 the Company's authorised share capital was reduced from £400,000,000 to £200,000,100 by the cancellation of 199,999,900 convertible cumulative redeemable preference shares of £1 each. In addition the Company's authorised share capital was increased from £200,000,100 to £400,000,000 by the creation of 100,000,000 management ordinary shares of 10 pence each and 1,899,999,000 ordinary shares of 10 pence each.

Company No. 3588080

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

TA I LIMITED

         Incorporated 25 June 1998

Company No. 3588080

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
of
TA I LIMITED

Incorporated 25 June 1998

PRELIMINARY

1.	(A)	In these articles:
"Act" means the Companies Act 1985 including any statutory modification or re-enactment of that Act for the time being in force;
"Articles" means the articles of the Company;
"Clear days" in relation to the period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
"Executed" means any mode of execution;
"Fair Market Value per Management Ordinary Share" means:
(a) after a Listing resulting in an active trading market in at least 35% of the issued and outstanding ordinary shares and whilst the Company remains so Listed, the Market Price per Ordinary Share, or
(b)
if a Listing described in (a) has not occurred and continued, the fair market value per ordinary share in issue, as determined not less than annually (or more frequently if the directors determine) by the directors, after they have taken into consideration certain factors (including, without limitation, the general condition of the Company's industry, the historical performance of the Company and the Company's financial and business prospects) and after they have consulted with an independent investment banking firm selected with the consent of the GEC, such consent not unreasonably to be withheld.
The Fair Market Value per Management Ordinary Share shall not be reduced to reflect the illiquidity or minority nature associated with a shareholding or the fact that the shares are non-voting.
"GEC" means the Group Executive Committee of Willis Corroon Group plc or its successor body, or if none, the board of directors of Willis Corroon Group plc;
"Group" means the Company and its subsidiary undertakings for the time being.
"Holder" means, in relation to any share, the member whose name is entered in the register of members as the holder of the share;

"Listing" means the admission of any of the Company's Ordinary Shares (including Management Ordinary Shares that have become Ordinary Shares) to the Official List of the London Stock Exchange or another major stock exchange and the sale of the Company's Ordinary Shares (or American Depository Shares representing such Ordinary Shares) to the public pursuant to an effective registration statement (other than a registration statement on Form F4 or S-8 or any similar or successor form or forms) filed under the Securities Act of 1933 (USA) and "Listed" will be construed accordingly.
"Management Ordinary Share" means a Management Ordinary Share in the capital of the Company having the rights and restrictions described in Articles 122 to 133.
"Management Shareholder" means the holder of a Management Ordinary Share other than the Trustee.

"Market Price per Ordinary Share" means the price per Ordinary Share equal to the average of the last sale price of the Ordinary Shares on each of the ten trading days prior to the relevant calculation date on each exchange on which the Ordinary Shares may at the time be listed or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and offer prices on such exchange at the end of such trading day or if there is no such bid and offer price on the next preceding date when such bid and offer price occurred or, if the Ordinary Shares shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the relevant calculation date in the over-the-counter market.
"Office" means the registered office of the Company;

"Ordinary Share" when capitalised has the meaning given in Article 4(A) and when lower case means any ordinary share in the capital of the Company including Ordinary Shares and Management Ordinary Shares.
"Ordinary Shareholder" means a Holder of an Ordinary Share;
"Seal" means the common seal of the Company;
"Secretary" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
"Securities Seal" means an official seal kept by the Company in accordance with section 40 of the Act;
"Trust" means the Trinity Group Employee Share Ownership Trust or any other person nominated by the Board as a replacement for the Trust;
"Trustee" means the trustee or trustees for the time being of the Trust or if the Trust has been replaced by a person other than a trust that person; and
"United Kingdom" means Great Britain and Northern Ireland.
(B)
Unless the context otherwise requires, words or expressions contained in the articles bear the same meaning as in the Act, but excluding any statutory modification of the Act not in force when these articles become binding on the Company.
(C)
Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

(D)
If a Management Shareholder holds Management Ordinary Shares ("Relevant Shares") for or on behalf of, or which are the subject of an award under any employee share scheme established by the Company or any of its subsidiaries for, an employee or former employee of the Company or any of its subsidiaries ("Relevant Employee"), then the rights described in Articles 122 to 133 shall apply in respect of the Relevant Shares as if the Management Shareholder were the Relevant Employee.
2.
No regulations contained in any statute or subordinate legislation, including but not limited to the regulations contained in Table A in the schedule to the Companies (Table A to F) Regulations 1985 (as amended), apply as the regulations or articles of association of the Company.
PRIVATE COMPANY
3.	The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.
SHARE CAPITAL
4.	(A)
The Company's authorised share capital at the date of adoption of this article is £400,000,000 divided into 3,900,000,000 ordinary shares of 10 pence each ("Ordinary Shares") and 100,000,000 Management Ordinary Shares of 10p each.
	(B)	The rights and restrictions attaching to the Management Ordinary Shares are set out in Articles 122 to 133.
5.	(A)
Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.
(B)
The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of adoption of this article unless previously renewed, varied or revoked by the Company in general meeting.
(C)
The maximum amount of relevant securities which may be allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but unissued share capital of the Company at the date of adoption of this article.
(D)
By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

6.	The pre-emption provisions of section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act do not apply to an allotment of the Company's equity securities.
7.
Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.
8.
Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the articles.
9.
The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully- or partly-paid shares or partly in one way and partly in the other.
10.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety of that share in the holder.
SHARE CERTIFICATES
11.
Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the Seal or the Securities Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate for a share to one joint holder shall be a sufficient delivery to all of them.
12.
If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.
LIEN
13.
Company shall have a first and paramount lien on every share (whether or not fully paid) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Company shall also hold a first and paramount lien on every share registered in the name of a person indebted or under liability to the Company (whether he is the sole registered holder or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether presently payable or not). The directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien on a share shall extend to any amount payable in respect of it.

14.
The Company may sell in such manner as the directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.
15.
To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.
16.
The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
CALLS ON SHARES AND FORFEITURE
17.
Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
18.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.
19.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.
20.
If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

21.
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call, and if it is not paid when due all the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.
22.	Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.
23.
If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid, together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
24.
If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.
25.
Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.
26.
A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
27.
A statutory declaration by a director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.
TRANSFER OF SHARES
28.
The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

29.
If the Company is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the directors shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which the Company has a lien. Subject to the previous sentence, the directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share, whether or not it is a fully-paid share or a share on which the Company has a lien.
30.	If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.
31.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
32.
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
TRANSMISSION OF SHARES
33.
If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his interest; but nothing in the articles shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.
34.
A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.
35.
A person becoming entitled to a share by reason of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.
ALTERATION OF SHARE CAPITAL
36.	The Company may by ordinary resolution:
(a) increase its share capital by new shares of such amount as the resolution prescribes;
(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)
subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and
(d)
cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
37.
Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
38.	Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.
PURCHASE OF OWN SHARES
39.
Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.
GENERAL MEETINGS
40.	All general meetings other than annual general meetings shall be called extraordinary general meetings.
41.
The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than 28 days after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member may call a general meeting.
NOTICE OF GENERAL MEETINGS
42.
An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least 14 clear days' notice but a general meeting may be called by shorter notice if it is so agreed:
(a) in the case of the annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and
(b)
in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or (ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

43.	The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.
44.
Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all the persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.
45.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
PROCEEDINGS AT GENERAL MEETINGS
46.
No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
47.
If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such day and at such time and place as the directors may determine.
48.
The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.
49.
If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.
50.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.
51.
The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. It shall not be necessary to give any notice of an adjourned meeting.
52.
A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:
(a) by the chairman; or
(b) by any member present in person or by proxy and entitled to vote.
53.
Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

54.
The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
55.
A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
56.	In the case of equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.
57.
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.
58.
No notice need be given of a poll not taken forthwith if the time and place at which it is taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place time at which the poll is to be taken.
59.
A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members. If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.
VOTES OF MEMBERS
60.
Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative not being himself a member entitled to vote, shall have one vote, and on a poll every member shall have one vote for every share of which he is the holder.
61.
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.
62.
A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

63.
No member shall, unless the directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.
64.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.
65.	On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.
66.
An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

"                              PLC/Limited

    I/We,                        , of                        member/members of the above-named company, hereby appoint                        of                         , or failing him,                         of                         , as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                        19            , and at any adjournment thereof.

    Signed on                        19            ."

67.
Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

        "                        PLC/Limited

    I/We,                        , of                        member/members of the above-named company, hereby appoint                        of                         , or failing him,                         of                         , as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                        19            , and at any adjournment thereof.

    This form is to be used in respect of the resolutions mentioned below as follows:

      Resolution No. 1 *for *against

      Resolution No. 2 *for *against.

    *Strike out whichever is not desired.

    Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

    Signed this                        day of                        19            ."

68.	The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:
(a)
be deposited at the office or such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or
(b)
in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or
(c)
where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;
and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.
69.
A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

70.	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to a maximum and the minimum number is one.

ALTERNATE DIRECTORS

71.
Any director (other than an alternate director) may appoint any other director or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.
72.
An alternate director shall, whether or not he is absent from the United Kingdom, be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director.
73.	An alternate director shall cease to be an alternate director if his appointor ceases to be a director.
74.
Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors. Any such notice may be left at or sent by post or facsimile transmission to the office or such other place as may be designated for the purpose by the directors.
75.
Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF DIRECTORS

76.
Subject to the provisions of the Act, the memorandum and articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.
77.
The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS' POWERS

78.
The directors may delegate any of their powers (including without prejudice to the generality of the foregoing all powers whose exercise involves or may involve the payment of remuneration to or the conferring of any benefit on all or any of the directors) to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of the articles regulating the proceedings of directors so far as they are capable of applying. Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

APPOINTMENT AND REMOVAL OF DIRECTORS

79.	The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.
80.
The directors may appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors.
81.
The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at general meetings of the Company may remove a director from office and appoint a person to be a director, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the articles as the maximum number of directors. Any such removal or appointment shall be effected by notice to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the directors for the purpose. Any such removal or appointment shall take effect immediately on deposit of the notice in accordance with the articles or on such later date (if any) specified in the notice.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

82.	The office of a director shall be vacated if:
	(a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or
	(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or
	(c)	he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or
	(d)	he resigns his office by notice to the Company; or
(e)
he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) shall not during such period have attended any such meetings instead of him, and the directors resolve that his office be vacated; or
	(f)	he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors; or
	(g)	he is removed from office by notice given under article 81.

REMUNERATION OF DIRECTORS

83.
The aggregate remuneration of the directors shall from time to time be determined by the directors except that such remuneration shall not exceed $320,000 per annum in aggregate or such other amount as may from time to time be determined by the Company by ordinary resolution and shall (unless such resolution otherwise provides) be divisible among the directors as they may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.
84.
A director who, at the request of the directors, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the directors may decide.

DIRECTORS' EXPENSES

85.
The directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

DIRECTORS' APPOINTMENTS AND INTERESTS

86.
Subject to the provisions of the Act, the directors may appoint one or more of their body to the office of managing director or to any other executive office under the Company, and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall determine if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.
87.	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:
	(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
88.	For the purposes of article 87:
(a)
a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and
	(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS' GRATUITIES AND PENSIONS

89.
The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

90.
Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Every director shall receive notice of a meeting, whether or not he is absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.
91.
A director or his alternate director may participate in a meeting of directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors even if fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
92.
The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

93.
The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.
94.
All acts done by a meeting of directors, or of a committee of directors, or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.
95.
A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it has been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director it need not be signed by the alternate director in that capacity.
96.	If and for so long as there is a sole director of the Company:
(a) he may exercise all the powers conferred on the directors by the articles by any means permitted by the articles or the Act;
(b) for the purpose of article 93 the quorum for the transaction of business is one; and
(c) all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).
97.
Without prejudice to the obligation of a director to disclose his interest in accordance with section 317 of the Act, a director may vote at any meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty. The director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote shall be counted.

SECRETARY

98.
Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they think fit; and any secretary so appointed may be removed by the directors.

MINUTES

99.	The directors shall cause minutes to be made in books kept for the purpose:
	(a)	of all appointments of officers made by the directors; and
(b)
of all proceedings of meetings of the Company, of the holders of any class of shares in the Company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

100.
The Seal and the Securities Seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the Seal or the Securities Seal is affixed, and unless otherwise so determined every such instrument shall be signed by a director and by the secretary or by a second director.

DIVIDENDS

101.
Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.
102.
Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
103.
Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
104.	The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.
105.
A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to such distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

106.
Any dividend or other moneys payable on or in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.
107.	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
108.	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

RECORD DATES

109.
Subject to the provisions of the Act and the rights attached to shares, the Company or the directors may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

ACCOUNTS

110.
No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company.

CAPITALISATION OF PROFITS

111.	The directors may with the authority of an ordinary resolution of the Company:
(a)
subject as provided in this article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;
(b)
appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)
resolve that any shares so allotted to any member in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly-paid shares rank for dividend;
(d)
make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this article in fractions; and
(e)
authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

112.	Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.
113.
The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. Any member whose registered address is not within the United Kingdom shall be entitled to have notices given to him at that address.
114.
A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purposes for which it was called.
115.
Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title.
116.	A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:
(a) 24 hours after posting, if pre-paid as first class, or
(b) 48 hours after posting, if pre-paid as second class.

A notice sent to a member (or other person entitled to receive notice under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member's registered address is deemed to have been given on the day it was left.
117.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

118.
If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

119.
Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions for or on behalf of the Company or as a director of a subsidiary, holding company or a subsidiary of a holding company of the Company including, without limitation, a liability incurred:
(a)
defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or
	(b)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.
120.	The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:
(a)
a director, alternate director, secretary, officer or employee of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or
	(b)	trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

SOLE MEMBER

121.	If and for so long as the Company has only one member:
(a)
in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and article 47 is modified accordingly;
	(b)	a proxy for the sole member may vote on a show of hands and article 61 is modified accordingly;

(c)	the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and
(d)	all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

MANAGEMENT ORDINARY SHARES AND ORDINARY SHARES

122.	Except as otherwise specifically provided in these Articles, Management Ordinary Shares and Ordinary Shares rank pari passu in all respects but they constitute separate classes of shares.

RECLASSIFICATION OF MANAGEMENT AND ORDINARY SHARES

123.	When a Management Ordinary Share is transferred to an Ordinary Shareholder it shall be reclassified as an Ordinary Share.
124.	When an Ordinary Share is transferred to a Management Shareholder it shall be reclassified as a Management Ordinary Share.
125.	A Management Ordinary Share shall be reclassified as an Ordinary Share on a Listing.
126.	A Management Ordinary Share shall be reclassified as an Ordinary Share if the Board resolves that such reclassification should take place.

VARIATION OF CLASS RIGHTS

127.	The special rights attached to the Management Ordinary Shares (or any of them) may be varied or abrogated:
(a)
with the written consent of the holders of one half in nominal value of the issued Management Ordinary Shares or if an ordinary resolution passed at a separate general meeting of the holders of the Management Ordinary Shares sanctions the variation or abrogation; or
	(b)	(i)	by the directors resolving that the variation or abrogation will not materially diminish the Fair Market Value per Management Ordinary Share; and/or
(ii)
by the directors resolving that the variation or abrogation is part of an arrangement that is likely to have a similar effect on the Management Ordinary Shares and the Ordinary Shares or on the value of the Management Ordinary Shares and the Ordinary Shares; and/or
		(iii)	if the variation or abrogation concerned is in connection with making the Company suitable for or to facilitate or otherwise prepare the Company for a Listing; and in each case the holders of three-quarters of the Ordinary Shares resolve at a general meeting of the holders of the Ordinary Shares or by written resolution to sanction the variation or abrogation.
128.	The directors may rely on the opinion of any person that they reasonably consider to be an expert in the valuation of shares in resolving any matter in accordance with Article 127.

VOTING

129.	Management Ordinary Shares do not confer the right to receive notice of or to attend and vote at a general meeting.

DISCHARGE OF DEBTS

130.
The Trust may pay to the Company or any body corporate or undertaking in which the Company is directly or indirectly interested any amount owed by the Trust to a Management Shareholder in satisfaction, to the extent of the payment, of any amount owed by the Management Shareholder to the Company, body corporate or undertaking. Such payment shall discharge, to the extent of the payment, the Trust's obligation to the Management Shareholder.

TRANSFER RESTRICTIONS

131.
No Management Shareholder will sell, transfer, charge, pledge or otherwise dispose of any Management Ordinary Share or any interest therein in breach of any agreement between (whether there are other parties or not) the Management Shareholder or any predecessor in title to the Management Shareholder and the Company or any holder of Ordinary Shares including, without limitation, the Trustee.

MANAGEMENT ORDINARY SHARES AND TRANSMISSION

132.
Notwithstanding Articles 33-35 no person will be entitled to acquire any interest in any Management Ordinary Share or be recognised by the Company as having any title to a Management Ordinary Share or be transferred any Management Ordinary Share as a consequence of the death or bankruptcy of any Management Shareholder in breach of any agreement between (whether there are other parties or not) the Management Shareholder and the Company or any holder of Ordinary Shares including, without limitation, the Trustee.

DEFAULTS ON TRANSFER

133.	In the event of any Management Shareholder or person who has acquired Management Ordinary Shares as a consequence of the death or bankruptcy of a Management Shareholder failing to carry out any sale or transfer of Management Ordinary Shares in accordance with any agreement between (whether there are other parties or not) the Management Shareholder (or where the Management Shareholder has acquired Management Ordinary Shares as a consequence of the death or bankruptcy of a Management Shareholder the Management Shareholder from whom the Management Ordinary Shares were acquired) and the Company or any holder of Ordinary Shares including, without limitation, the Trustee then the Company shall forthwith authorise some person to execute a transfer of the Management Ordinary Shares concerned to the purchaser referred to in such an agreement (whether that purchaser is a party to the agreement or not) and shall register such purchaser as the holder of the Management Ordinary Shares concerned. Any such transfer will constitute a transfer of the entire legal and beneficial interest in the Management Ordinary Shares transferred. If the Trustee holds a certificate for the Management Ordinary Shares concerned the Trustee will deliver that certificate to the Company. If the certificate is not so held by the Trustee and delivered it will be cancelled. The Company will be entitled to receive the price or consideration payable pursuant to the agreement concerned on behalf of the Management Shareholder concerned and will hold the purchase price or consideration payable pursuant to the agreement concerned on trust for the Management Shareholder concerned and will pay or deliver it to him (without interest) when he delivers his share certificate for the Management Ordinary Shares concerned (if not held by the Trustee) and confirms in such form as the Company requests that he has no objection to the transfer of the Management Ordinary Shares concerned to such purchaser.

Company No. 3588080

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARE

WRITTEN RESOLUTION
OF
TA I LIMITED*

The sole members of the Company by written resolution effective from 16 July 1999 passed the following resolution as an ordinary resolution:

    "THAT the aggregate remuneration of the directors shall be increased as provided in Article 83 of the Articles of Association from a sum not exceeding £100,000 per annum in aggregate to a sum not exceeding $320,000 per annum in aggregate."

/s/	J. Reave Chairman

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

         Company No. 3588080

The Registrar of Companies for England and Wales hereby certifies that

DELPHCLOSE LIMITED

having by special resolution changed its name, is now incorporated under the name of

TA I LIMITED

Given at Companies House, Cardiff, the 17th July 1998

/s/ R. C. EDWARDS R. C. EDWARDS For The Registrar Of Companies

COMPANIES HOUSE

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

         Company No. 3 5 8 8 0 8 0

The Registrar of Companies for England and Wales hereby certifies that

DELPHCLOSE LIMITED

is this day incorporated under the Companies Act of 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 25th July 1998

/s/ N. BUTLER N. BUTLER For The Registrar Of Companies

COMPANIES HOUSE

QuickLinks

  Exhibit 3.4
MEMORANDUM OF ASSOCIATION of TA I LIMITED
ARTICLES OF ASSOCIATION of TA I LIMITED
NUMBER OF DIRECTORS
ALTERNATE DIRECTORS
POWERS OF DIRECTORS
DELEGATION OF DIRECTORS' POWERS
APPOINTMENT AND REMOVAL OF DIRECTORS
DISQUALIFICATION AND REMOVAL OF DIRECTORS
REMUNERATION OF DIRECTORS
DIRECTORS' EXPENSES
DIRECTORS' APPOINTMENTS AND INTERESTS
DIRECTORS' GRATUITIES AND PENSIONS
PROCEEDINGS OF DIRECTORS
SECRETARY
MINUTES
THE SEAL
DIVIDENDS
RECORD DATES
ACCOUNTS
CAPITALISATION OF PROFITS
NOTICES
WINDING UP
INDEMNITY
SOLE MEMBER
MANAGEMENT ORDINARY SHARES AND ORDINARY SHARES
RECLASSIFICATION OF MANAGEMENT AND ORDINARY SHARES
VARIATION OF CLASS RIGHTS
VOTING
DISCHARGE OF DEBTS
TRANSFER RESTRICTIONS
MANAGEMENT ORDINARY SHARES AND TRANSMISSION
DEFAULTS ON TRANSFER
WRITTEN RESOLUTION OF TA I LIMITED